SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2006

WORLDSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	000-51466	52-1732881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8515 Georgia Avenue, Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

(301) 960-1200

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On September 12, 2006, the Company and Yenura Pte. Ltd. (“Yenura”) in accordance with an agreement previously reported in the Company’s August 30, 2006 press release and related Form 8-K, completed the conversion, on a share-for-share basis, of all of Yenura’s 17,426,443 shares of the Company’s Class B Common Stock, par value $.01 per share (“Class B Shares”), constituting all of the outstanding Class B Shares, for 17,426,443 shares of the Company’s Class A Common Stock, par value $.01 (the “Class A Shares”). The exchange transaction is exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 3(a)(9) and Section 4(2) of the Act. The newly issued Class A Shares have been listed on The Nasdaq Global Market, thus increasing to 38,767,535 the number of Class A Shares outstanding for purposes of calculating the market value of listed securities.

Yenura is a Singapore company in which Noah A. Samara, Chairman and Chief Executive Officer of the Company, owns all of the voting shares and a minority of the economic interests. As noted in the Company’s August 30, 2006 press release and related Form 8-K, Yenura has entered into a lock-up with the Company through June 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2006

WORLDSPACE, INC.
(Registrant)

By:	/s/ Donald J. Frickel
Name:	Donald J. Frickel
Title:	Executive Vice President, General Counsel & Secretary